Exhibit 99.4
Daniel L. Hernandez
FIRST AMENDED AND RESTATED EXHIBIT “A” TO EMPLOYMENT AGREEMENT

BASE SALARY:	$4,038.46 per week payable biweekly beginning January 1, 2008

PERFORMANCE BONUS:	Eligible to participate in performance based bonus program

FRINGE BENEFITS:	Eligible for standard executive benefits
THE COMPANY RESERVES THE RIGHT, AT ITS DISCRETION, AT SUCH TIME OR TIMES AS IT ELECTS, TO CHANGE OR ELIMINATE THE PERFORMANCE BONUS, INCENTIVES, OR OTHER BENEFITS.
          IN WITNESS WHEREOF, the parties have executed this First Amended and Restated Exhibit “A” as of the 1st day of January, 2008.

SYKES ENTERPRISES, INCORPORATED		EXECUTIVE

By:	/s/ James T. Holder	/s/ Daniel L. Hernandez

	James T. Holder Sr. Vice President and General Counsel	Daniel L. Hernandez

Executive Term Revised 02/05	Sykes Enterprises Incorporated Page Number 1	Initial